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                         NICOLLET PROCESS ENGINEERING, INC.

                                EMPLOYMENT AGREEMENT
                                        WITH


This Employment Agreement (the "Agreement") is effective as of SEPTEMBER 1, 1998 by and between NICOLLET PROCESS ENGINEERING, INC. (the "Company") and ROBERT A. PITNEY (the "Employee").


                                      RECITALS

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company;

     WHEREAS, Employee and the Company recognize the importance of protecting the Company's rights with respect to its business information and inventions as well as its business relationships and goodwill;

     WHEREAS, the Company and the Employee agree that it is fair to provide Employee severance pay in the event Employee is terminated and unable to find new employment as a result of his agreement not to compete with the Company;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties, intending to be legally bound, agree as follows:

          1.   DEFINITIONS.  As used in this Agreement:

               (a) "Company" means Nicollet Process Engineering, Inc., its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling, or under common control with it.

               (b) "Confidential Information" means any and all information disclosed or made available to the Employee or known by the Employee as a direct or indirect consequence of, or through, his employment by the Company and not generally known in the industry in which the Company is, or may become, engaged, or any information related to the Company's products, processes, or services, including, but not limited to, information relating to research, development, Inventions (as hereinafter defined), manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, or methods of doing business. Any information that Employee reasonable considers Confidential Information, or that the Company treats as confidential Information, will be presumed to be Confidential Information (whether Employee or others originated it and regardless of how Employee obtained it). Notwithstanding the foregoing, "Confidential Information" does not include any information which is properly published or in


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the public domain; provided, however, that information which is published by or with the aid Employee outside the scope or contrary to the requirements of this Agreement will not be considered to have been properly published, and therefore will not be in public domain for purposes of this Agreement.

               (c) "Inventions" means discoveries, improvements, concepts, ideas, and works of authorship, whether patentable or copyrightable or not, whether or not they are in writing or reduced to practice, relating to any present or prospective activities of the Company, including, but not limited to, devices, processes, methods, formulae, techniques, computer software and programs, and any improvements to the foregoing.

               (d) "Company Monthly Base Pay" means the Employee's last monthly remuneration, prior to termination of his employment with the Company, before federal, state, and local taxes and other withholding, but exclusive of extra compensation, such as that attributable to bonuses, overtime, or employee retirement or pension benefits.

               (e) "Conflicting Organization" means any person or organization engaged, directly or indirectly, in the research, development, production, marketing or selling of a Conflicting Product or Service in the United States.

               (f) "Conflicting Product or Service" means any product, process or service of any person or organization, other than the Company, in existence or under development, which resembles, competes with or is marketed or offered for sale or lease to the same or similar potential customers as a product, process, or service which is the subject of research, development, production, marketing or selling activities of the Company.

          2. DUTIES. The Employee shall be employed by the Company as its Chief Executive Officer and Chief Financial Officer and shall faithfully, and to the best of his ability, perform such duties and render such services as may be directed by the Company. During the term of his employment with the Company, the Employee shall devote all of his working time to the Company.

          3.   COMPENSATION AND TERM.

               (a) SALARY. As Compensation for his services, the Employee shall receive a base salary of $120,000 per annum, payable in biweekly installments, subject to periodic revision.

               (b)  TERM AND TERMINATION.

                    (i) Employment hereunder shall continue subject to the right of the Company or Employee to terminate the employment for whatever reason or no reason on a six month's notice.


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                    (ii)  The Company shall have the right to terminate such
employment immediately, without notice of any kind, at any time in the event of default or nonperformance by the Employee of any of the provisions of this Agreement.

                    (iii) In the event of notice given by either party, the Employee shall continue to work for the Company for the full notice period, if so requested by the Company. The Company reserves the right at any time to pay to the Employee his full salary for any required notice period and to terminate his employment immediately or at any time during such notice period.

               (c)  STOCK RIGHTS.

                    (i) As of the date hereof, the Employee shall receive a incentive stock option to purchase 351,834 shares of the Company's Common Stock within five years of the date hereof at a price of $.25 per share.

                    (ii) Such incentive stock options shall be generally on terms and conditions comparable to the 1995 Amended and Restated Stock Incentive Plan.

               (d) PERFORMANCE BONUS. Annually, the Board of Directors of the Company shall, in its sole discretion, consider a bonus of $100,000 for the Employee. Such bonus, if granted, may be payable in cash, additional stock options, or in any other manner the Board of Directors in its discretion may choose.

               (e) BENEFIT PLANS AND PROGRAMS. Subject to the terms and conditions of such plans and programs, during the term of this Agreement described in Paragraph 3(b) the Employee shall be entitled to participate in any medical or other benefit plan of the Company now existing and hereafter maintained or hereafter adopted. The Employee will continue vacation benefits of four weeks (120 Hours) per year.

               (f) EXPENSES. The Employee is authorized to incur reasonable expenses for promoting the business of the Company, as determined by the Board of Directors. The Company will reimburse the Employee for all such expenses upon the presentation of an itemized account of such expenditures from time to time.

               (g) AUTOMOBILE ALLOWANCE. In addition to the compensation set forth above, during the term of this agreement, the Company shall lease a car for the Employee's use.

          4. RIGHT TO INVENTIONS. Employee agrees that all inventions made by Employee during the term of this Agreement, and for a period of six months after termination, will be the Company's sole and exclusive property. With respect to all Inventions made or conceived by the Employee, whether or not during the hours of his employment, either solely or jointly with others, consultant will, with respect to any invention, without royalty or any other consideration:


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               (a)  Inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved. A report shall also be submitted by the Employee upon completion of any study or research project undertaken on the Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

               (b) Assign (and Employee does hereby assign) to the Company all of Employee's rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, copyright and applications for United States and foreign letters patent and resulting letters patent; provided, however, that Employee shall not be required to assign his rights to any Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company's actual or demonstrably anticipated research or development, or 92) which does not result from any work performed by the Employee for the Company.

               (c) Execute, acknowledge and deliver such documents and provide such assistance as may be deemed necessary by the Company to preserve property rights in the Invention against forfeiture, abandonment or loss and to apply for, defend or enforce any United States and foreign copyrights or letters of patent based on, or related to, such Inventions and to vest the entire right and title to the Invention in the Company.

               (d) TRADE NAMES AND TRADEMARKS. The Employee hereby assigns and agrees to assign to the Company any right or interest he may have in any trade name or trademark used by the Company.

Employee represents that, except as previously disclosed to the Company in writing, as of the date of this Agreement, Employee has no rights under, and will make no claims against the Company with respect to any inventions, discoveries, improvements, ideas or works of authorship which would be Inventions if made, conceived, authored or acquired by Employee during the term of this Agreement. With respect to any obligations performed by Employee under this subsection following termination of this Agreement, the Company will pay or reimburse all reasonable out-of-pocket expenses.

          5.   DISCLOSURE OF CONFIDENTIAL INFORMATION.

               (a) CONFIDENTIALITY. Except as required in the performance of Employee's duties to the Company, the Employee shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish, or otherwise make available any Confidential Information or any portion thereof during the term hereof and thereafter.

               (b) RETURN OF CONFIDENTIAL INFORMATION. Upon termination of Employee's employment with the Company, all documents, records, notebooks, computer disks and tapes, and similar repositories containing Confidential Information, including copies thereof,


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then in the Employee's possession, whether prepared by him or others, shall be promptly returned to the Company. If at any time after the termination of employment the Employee determines that he has any Confidential Information in his possession or control, the Employee shall immediately return to the Company all such Confidential Information, including all copies and portions thereof.

               (c) WAIVER. Unless expressly set forth in detail in Exhibit A, the Employee waives any and all rights to claim that any discoveries, concepts, ideas, structures, processes, methods, formulae, or techniques have been made, acquired, conceived, or reduced to practice prior to his employment by the Company and not subject to the terms and conditions of this Agreement.

               (d) RESTRICTIVE COVENANTS. Employee covenants and agrees that during his employment, he will not plan, organize or engage in any Conflicting Organization o conspire with others to do so. For a period of one year after termination by the Employee or by the Company of his employment with the Company, the Employee covenants and agrees that he will not, without the express consent of the Company, give advice or render services as an employee, director of or consultant to, not invest or acquire any interest in, any Conflicting Organization or any person or organization which is engaged, or plans to engage in, the business of producing, marketing, offering to sell or lease a Conflicting Product or Service, provided, however, that Employee may invest in securities of any company which is listed on a national securities exchange. Employee further covenants and agrees that, for a period of one year after termination by the Employee or by the Company of his employment with the Company, Employee will not in any manner personally solicit or cause to be solicited in competition with the Company any persons or companies who were, are, or will be employees or customers of the Company during the term of this Agreement.

          6. SUBSEQUENT EMPLOYMENT. With respect to employment after termination of his employment with the Company:

               (a) BASE PAY. If the Employee is unable, after conscientious effort, to obtain employment consistent with his training and education, solely because of the provisions of Paragraph 5(d), such provisions shall bind the Employee only so long as the Company shall make monthly payment to the Employee equal to one hundred percent (100%) of the Employee's termination of employment hereunder, as if he were an employee of the Company (hereinafter, the period during which Employee receives payment pursuant to this Paragraph 6(a) shall be referred to as the "Severance Period"; provided however, the Company's obligation to make payments pursuant to this Paragraph 6(a) shall terminate after the Company has paid the Employee a maximum of twelve (12) times one hundred percent (100%) of the Employees" Company Monthly Base Pay or after the Employee has found employment consistent with his training and education with a Non Conflicting Organization.


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               (b)  CONTINUATION OF BENEFITS.  Employee shall be entitled to continuation of health insurance coverage and automobile benefits during the Severance Period as if he were an employee of the Company.

               (c)  EMPLOYMENT SEARCH.   The Employee will, before the close of
each month of such unemployment for which he claims payment pursuant to Subparagraph (a) of the Paragraph, give the Company a detailed written account of his efforts to obtain employment, and such account will include a statement by the Employee that although he conscientiously sought employment, he was unable to obtain comparable employment solely because of the provisions of Paragraph 5(d).

               (d) FAILURE TO REPORT. It is understood that the Company shall, at its option, be relieved of making a monthly payment to the Employee pursuant to Subparagraph (a) of the Paragraph for any month during which the Employee either failed to seek comparable employment or failed to account to the Company, as required in Subparagraph (c) of the Paragraph.

               (e) INCONSISTENT EMPLOYMENT. If the Company so authorizes, the Employee may accept employment not necessarily consistent with his training and education, and the Company shall pay the Employee the difference between the New Monthly Base Pay earned and the monthly amount to be paid to the Employee pursuant to Subparagraph (a) of the paragraph in each month during the period of time the Employee is bound by the provisions of Paragraph 5(d).

               (f) PRIOR APPROVAL. The Company is obligated to make payments to the Employee pursuant to Subparagraphs (a) and (e) of this Paragraph upon the fulfillment of the conditions wet forth herein, unless the Company gives the Employee written permission to accept available employment, or gives the Employee a written release from his obligations under Paragraph 5(d).

               (g) EMPLOYMENT BY A NON CONFLICTING ORGANIZATION. If the Employee chooses to accept employment in whatever capacity with an employer which in not a Conflicting Organization, the Company shall thereafter have no obligation for payments under this Paragraph.

               (h)  NOTICE OF EMPLOYMENT.   In all events, the employee shall
promptly give written notice to the Company of any employment during the term of the post- employment obligations of Paragraph 5(d).

               (i) LIMITATION OF LIABILITY. In no event shall the Company be liable to the Employee, under the Agreement, for any amount greater than the twelve (12) times one hundred percent (100%) of the Company Monthly Base Pay plus the value of the benefits provided to the Employee under Paragraph 6(b).


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          7.   SPECIFIC ENFORCEMENT.  Employee acknowledges and agrees that a breach by him of the provisions of this Agreement, including without limitation the provisions of Paragraph 5 hereof, may cause the Company irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Employee, therefore, expressly agrees that the Company shall be entitled to injunctive relief or other equitable relief to prevent a breach of this Agreement or any part thereof, in addition to any other remedies legally available to it.

          8. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors and assigns.

          9. APPLICABLE LAW. This Agreement shall be governed for all purposes by the laws of the State of Minnesota. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

          10. EMPLOYEE'S OBLIGATIONS. Employee's obligation to the Company hereunder are in addition to, and not exclusive of, any and all of Employee's other obligations and duties to the Company, whether express or implied, in fact or in law (including without limitation any rights of the Company with respect to protection of trade secrets or confidential information arising out of common or statutory laws), and will survive completion or termination of the Services for a period of five years.

          11. EMPLOYMENT AT-WILL. Employee acknowledges that Employee's employment with the Company is at-will. Employee acknowledges that Company may, at any time, for any reason, terminate the Employee's employment with the Company.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.




                                        /s/ Robert A. Pitner
                                        ----------------------------------------
                                                                        Employee


                                              NICOLLET PROCESS ENGINEERING, INC.
                                                                     ("Company")


                                        By:   Pierce A. McNally
                                              ----------------------------------
                                        Its:  Chairman of the Board
                                              ----------------------------------


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